Exhibit 99.1

 Acquisition of Strathmore Products, Inc.Investor Presentation  5400 Lyndon B. Johnson Freeway, Suite 1300 | Dallas, Texas 75240 | 972.233.8242 | capitalsouthwest.com  May 2015

 Page *  This investor presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 relating to, among other things, CSWC’s future acquisition plans and strategies, barriers to entry into Strathmore’s businesses, future market demand, the manner, tax-free nature and expected benefits associated with the proposed spin-off of certain of CSWC’s control assets into a new, independent, publicly traded company (“Industrial Co.”), the expected timing of the completion of the transaction and the business, financial condition and results of operations of CSWC, including the businesses of Industrial Co. Any statements preceded or followed by or that include the words "believe," "expect," "intend," "plan," "should" or words, phrases or similar expressions or the negative thereof, are intended to identify forward-looking statements. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of CSWC. There are a number of risks and uncertainties that could cause CSWC’s actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include, but are not limited to, risks relating to CSWC’s ability to obtain all necessary approvals to complete, and to otherwise complete, the proposed spin-off transaction and to achieve the expected benefits therefrom.In light of these risks, uncertainties, assumptions, and other factors inherent in forward-looking statements, actual results may differ materially from those discussed in this communication. Other unknown or unpredictable factors could also have a material adverse effect on CSWC’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to CSWC and its business, see CSWC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and subsequent filings with the Securities and Exchange Commission (the “SEC”). As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. CSWC does not assume any obligation to update these forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.  Safe Harbor Provision

 Page *  In addition to the financial information presented in accordance with U.S. GAAP, Capital Southwest Corporation (“CSWC”) uses “adjusted EBITDA,” a non-GAAP financial measure. CSWC presents non-GAAP financial information to enable investors to see its portfolio companies through the eyes of management and to provide better insight into financial performance. CSWC uses adjusted EBITDA to provide meaningful supplemental information regarding operating performance and profitability by excluding from EBITDA certain items that CSWC believes are not indicative of ongoing operating results or will not impact future operating cash flows.A reconciliation of adjusted EBITDA to net income is include at the end of this presentation. Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to net income or an indicator of operating performance. Adjusted EBITDA is presented to enhance an understanding of operating results and is not intended to represent cash flows or results of operations.Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to each company’s consolidated results of operations, such as interest expense, income tax expense, and depreciation and amortization. In addition, adjusted EBITDA may differ from the adjusted EBITDA calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.  Use of Non-GAAP Financial Measures

Overview of Strathmore Products

- Founded in 1942 (multi-generational family business)
- Headquartered in Syracuse, NY (significant operations in TX)
- Strathmore manufactures specialty industrial coatings
  - Urethanes (solvent and latex-based, single and two-part), epoxies (single and two-part), acrylics (solvent and latex-based), alkyds (solvent and water-based) as well as other types of industrial coatings
- Proven acquisition platform (five acquisitions successfully completed in Strathmore's history)
  - 1993 acquired Allerton Chemical; 1998 acquired Polymetrics; 2003 acquired Potter Paints; 2008 acquired C.A. Reeves; 2014 acquired American Coatings
- Strong historical revenue growth
  - 5-Year compound annual growth rate of 28.8% (23.5% organic growth)
- 114 total employees and independent contractors
  - Direct sales model with 20+ person sales team

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Transaction Overview

Strathmore Products, Inc.

Strathmore Overview

- Strathmore Products, Inc. ("Strathmore" or the "Company") is a leading formulator, developer and manufacturer of industrial coatings for use by certain OEM's and maintenance providers
- Strathmore enjoys a leading market position in select end markets
- Primary markets include rail car, locomotive, power generation, oil & gas and industrial

Transaction Structure

- Enterprise value of $69.2 million (7.04x adjusted 2014 EBITDA)
  - Additional contingent consideration based on the future performance of the Company
- Strathmore assets acquired through The Whitmore Manufacturing Company (CSWC subsidiary) with proceeds from a $70.0 million term loan (Lenders: JPMorgan Chase Bank, N.A., SunTrust Bank, Comerica Bank, Amegy Bank, N.A.)

Transaction Rationale

- Strathmore represents an ideal fit with CSWC's acquisition strategy
  - Industrial coatings acquisition platform presents opportunity for further add-ons
  - Strong niche position in attractive end markets
  - Longstanding customer relationships with marquee companies
  - Solid coatings technology portfolio with a track record of innovation
  - High free cash flow conversion over the long-term

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Page *  Strathmore will serve as the primary growth and acquisition platform for CSWC in the industrial coatings sectorSolid organic growth potential based on strong fundamentals in key end markets and opportunities for further penetration of existing customer relationshipsStrathmore’s primary market segments have relatively high barriers to entry and are specification driven which require lengthy commercialization cycles of 3 to 5 yearStrathmore has a broad technology portfolio with applicability in multiple end-marketsCSWC brings internal coatings expertise, synergistic domestic and international customer relationships in key markets and a strong balance sheet to support growth  Transaction Rationale

 Page *  Geographic Footprint

 Page *  Diverse Application Mix

 Page *  Market Overview  2014 Revenue by End Market $63.2MM  2014 Addressable Market $3.5BN  SOURCE: ChemQuest

 Page *  Strong Historical Revenue Growth  28.8% CAGR  ($’s in millions)  NOTE: Organic compound annual growth rate of 23.5%

 Page *  Non-GAAP Reconciliation  ($’s in thousands)